Exhibit 5.1

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

200 WEST MADISON STREET, SUITE 3900

CHICAGO, ILLINOIS 60606

Telephone (312) 984-3100

Facsimile (312) 984-3150

March 26, 2008

MidWestOne Financial Group, Inc.

102 South Clinton St.

Iowa City, Iowa 52240

Ladies and Gentlemen:

We have acted as special counsel to MidWestOne Financial Group, Inc., an Iowa corporation (the “Company”), in connection with the registration of 750,000 shares of its common stock, $1.00 par value (the “Shares”), pursuant to the MidWestOne Financial Group, Inc. 2008 Equity Incentive Plan, the First Amended and Restated ISB Financial Corp. Stock Option Plan, the MidWestOne Financial Group, Inc. 2006 Stock Incentive Plan, the Mahaska Investment Company 1998 Stock Incentive Plan and the Mahaska Investment Company 1996 Stock Incentive Plan (collectively, the “Plans”) as set forth in the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission (the “SEC”) on or about March 26, 2008 (the “Registration Statement”). In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Capitalized terms used, but not defined, herein shall have the meanings given such terms in the Registration Statement.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement becomes effective and the Shares have been issued in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

This opinion is being furnished to you solely for your benefit in connection with the transactions set forth above. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/S/ BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP